Exhibit 13.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES OXLEY ACT OF 2002
          The certification set forth below is being submitted in connection with the Annual Report on Form 20-F for the year ended December 31, 2006 (the “Annual Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.
          César Alierta Izuel, Chief Executive Officer, and Santiago Fernández Valbuena, Chief Financial Officer, of Telefónica, S.A., each certifies that, to the best of his knowledge:
1.	the Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of Telefónica, S.A.
Date: May 18, 2007

By:	/s/ César Alierta Izuel Name: César Alierta Izuel
Title: Chief Executive Officer

By:	/s/ Santiago Fernández Valbuena Name: Santiago Fernández Valbuena
Title: Chief Financial Officer